DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Foldera, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article V of the Articles of Incorporation is hereby amended to read in full as follows:

V. The total number of shares which the corporation is authorized to issue is 250,000,000 shares of Common Stock having a par value of $.001 per share. Simultaneously with the filing of this Certificate of Amendment with the Nevada Secretary of State in accordance with the NRS, each share of the corporation's Common Stock then outstanding shall be automatically split into four (4) shares of Common Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: more than 50%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Richard Lusk

Richard Lusk, Founder, Chief Executive Officer and Chairman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

C9421-2002

Foldera, Inc.

(Name of Corporation)

FOR THE FILING PERIOD OF 4/16/2005 TO 4/16/2006

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Savoy Financial Group, Inc.
6767 W. Tropicana Avenue, Suite 207,
Las Vegas, NV 89103

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

☐ **Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)**

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** and all directors must be named. Have an **Officer** sign the form. **FORM *WILL BE RETURNED IF UNSIGNED***
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the filing fee. Fee is based upon the current total authorized stock as explained on the Annual List Fee Schedule for Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5. <u>Ordering Copies:</u> If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee** of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
7. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☒ This corporation is a publicly traded corporation. The Central Index Key number is: 0000717945

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Richard Lusk	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
c/o Foldera, Inc., 17011 Beach Blvd.,	Huntington Beach	CA	92647
NAME	TITLE(S)		
Suyen Castellan	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
c/o Foldera, Inc., 17011 Beach Blvd.,	Huntington Beach	CA	92647
NAME	TITLE(S)		
Reid Dabney	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
c/o Foldera, Inc., 17011 Beach Blvd.,	Huntington Beach	CA	92647
NAME	TITLE(S)		
Richard Lusk	DIRECTOR		
ADDRESS	CITY	ST	ZIP
c/o Foldera, Inc., 17011 Beach Blvd.,	Huntington Beach	CA	92647

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Richard Lusk

X Signature of Officer

Title Founder, CEO and Chairman

Date